SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549

                                        FORM 8-K


                                     CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934



                   Date of Report         September 12, 1995


                                 WHITMAN MEDICAL CORP.
               (Exact name of registrant as specified in its charter)



                                  New Jersey
                     (State or other jurisdiction or incorporation)



               0-10819                             22-2246554
         (Commission File Number)     (IRS Employer Identification No.)



          485E U.S. Highway South Iselin, New Jersey        08830-3005
          (Address of principal executive offices)          (Zip Code)


                                (908) 636-3640
               (Registrant's telephone number, including area code)








Item 1. Changes in Control of Registrant

        Not applicable.


Item 2. Acquisition or Disposition of Assets

        Not applicable.


Item 3. Bankruptcy or Receivership

        Not applicable.


Item 4. Changes in Registrant's Certifying Account

        Not applicable.


Item 5. Other Events

        On September 12, 1995, Registrant and its wholly owned subsidiary, Whitman Medical Acquisition Corporation ("Subsidiary") entered into an Agreement and Plan of Merger with MDJB, Inc. ("MDJB") pursuant to which MDJB will merge with and into Subsidiary.

        Upon the merger of MDJB into Subsidiary, 1,250,000 registered shares of Registrant's common stock will be exchanged for all of the outstanding MDJB stock.

        MDJB, a privately held company, is the parent company of Colorado Technical University, Inc. ("CTU") operator of Colorado Technical University located in Colorado Springs, Colorado. CTU is a regionally accredited degree granting institution with an enrollment of approximately 1500 students enrolled primarily in computer science, engineering and management programs. CTU confers degrees at the associates, bachelors, masters and doctoral levels. MDJB also operates Concept Communications, an advertising agency which provides services to CPU and to outside clients. For the year ended December 31, 1994, MDJB reported net revenues of approximately $7,800,000 and net income of approximately $208,000.



        CTU is a participating institution under one or more of the student financial assistance programs under Title IV of the Higher Education Act of 1965, as amended ("Title IV Programs"). The Title IV Programs are administered by the United States Department of Education ("ED"). A change of control of a participating institution automatically terminates the access of that institution to new Title IV program funds until recertification by the ED. The closing of the merger of MDJB into Subsidiary will terminate CTU's eligibility to participate in Title IV Programs. An application for recertification will be required to be filed in order for CTU to be eligible again to participate in the Title IV Programs. Approximately 35% of CTU revenues are derived from Title IV Programs. Registrant has agreed to make working capital advances to CTU during the period of CTU's ineligibility.

        The Agreement and Plan of Merger provides for a condition subsequent pursuant to which under certain conditions the transaction can be terminated and rescinded by Registrant and Subsidiary. Pending the satisfaction or expiration of the condition subsequent, all of the shares issuable to the MDJB shareholders will be held in escrow by Registrant.

        Registrant and Subsidiary may terminate and rescind the transaction if within 120 days after the closing, ED has advised Registrant or Subsidiary in writing that it does not intend to certify, absolutely or provisionally, Subsidiary for participation in the Title IV Programs and if after an appeal period Registrant has been unsuccessful in securing such certification. If the rescission occurs, Registrant will continue to provide working capital advances to CTU for a period of 120 days. MDJB has agreed to repay the working capital advances made by Registrant both before and after the rescission.

        If the condition subsequent is satisfied, 87,500 shares of the 1,250,000 shares issuable to the MDJB shareholders will continue to be held in escrow to be utilized to satisfy Registrant's claims, if any, above a deductible under the indemnification provisions of the Agreement and Plan of Merger. To the extent that no claim has been made the shares shall be held in escrow until the issuance of the first independent audit report following the completion of the merger on the combined results of Subsidiary and MDJB. The merger is subject to various conditions including (i) the approval by the Securities and Exchange Commission of a Registration Statement filed to register the 1,250,000 shares of Registrant's common stock to be delivered to the shareholders of MDJB, (ii) the approval of the shareholders of Registrant and MDJB and (iii) the receipt by Registrant of a letter from its independent auditors that it concurs with Registrant's conclusions as to the appropriateness of pooling of interest accounting for the merger under Accounting Principles Board Opinion No. 16.

        At the closing, Subsidiary will enter into an agreement to employ MDJB's president as president of Subsidiary at a minimum salary of $145,000 per year plus an annual bonus of up to 50% of employee's annual base salary, such bonus to be determined by Subsidiary's Board of Directors based upon the employee's achievement of a performance plan mutually agreed upon by Subsidiary and the employee for the preceding year. The employment agreement also provides for the grant of stock options to purchase 75,000 shares of Registrant's common stock. In addition, the employee is a guarantor of a credit facility maintained by MDJB. The agreement provides that if the bank does not agree to release the employee from his guarantee, Registrant and Subsidiary will indemnify and hold the employee harmless with respect the facility.

Item 6. Resignations of Registrant's Directors

        Not applicable.


Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        Exhibits:

        Exhibit 2.1: Agreement and Plan of Merger among Whitman Medical Corp., Whitman Medical Acquisition Corporation and MDJB, Inc. dated September 12, 1995.








                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WHITMAN MEDICAL CORP.


Date: September 22, 1995      By: /s/ Randy S. Proto
                                  President